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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549

                          --------------------------

                                   FORM 8-K



                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           -------------------------

       Date of Report (Date of earliest event reported): August 2, 2001



                             Inland Resources Inc.
                         ----------------------------

            (Exact name of registrant as specified in its charter)


           Washington                  0-16487                91-1307042
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    (State of incorporation)     (Commission File No.)       (IRS Employer
                                                          Identification No.)


              410 17th Street, Suite 700, Denver, Colorado  80202
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         (Address of principal executive offices, including zip code)



                                (303) 893-0102
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             (Registrant's telephone number, including area code)
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Item 1.   Changes in Control of Registrant
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     On August 2, 2001, Hampton Investments LLC ("Hampton Investments") acquired
1,455,390 shares of the outstanding common stock, par value $.001 per share ("Common Stock"), of Inland Resources Inc. ("Inland") from Inland Holdings, LLC ("Inland Holdings") for an aggregate purchase price of $1,000 pursuant to a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement"), dated as of August 2, 2001. According to the Schedule 13D filed by Hampton
Investments on August 6, 2001 (the "Hampton 13D"), Hampton Investments obtained the $1,000 purchase price from its internal funds. The foregoing description of the Common Stock Purchase Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     According to the Hampton 13D, pursuant to a Contribution Agreement (the "Contribution Agreement"), dated as of August 2, 2001, by and among Park Hampton Holdings LLC ("Hampton Holdings"), Pengo Securities Corp. ("Pengo Securities"), Smith Energy Partnership ("SEP"), Randall D. Smith, Jeffrey A. Smith, John W. Adams, Arthur J. Pasmas, Thomas J. Trzanowski (the five individuals collectively, the "Smith Individuals") and Hampton Investments, Pengo Securities, SEP and the Smith Individuals contributed all of their shares of Common Stock to Hampton Investments (an aggregate of 570,698 shares) in exchange for membership interests in Hampton Investments, and Hampton Holdings contributed $1,000 to Hampton Investments in exchange for a membership interest in Hampton Investments. The foregoing description of the Contribution Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     According to the Hampton 13D, as of August 6, 2001, Hampton Investments beneficially owned 2,318,186 shares of Common Stock, representing approximately 80% of the outstanding shares of Common Stock of Inland. According to the Hampton 13D, (i) JWA Investments IV LLC ("JWA Investments") is the managing member of Hampton Investments and may be deemed to also beneficially own these shares and (ii) John W. Adams is the sole member of JWA Investments and may be also considered to beneficially own these shares. After consummation of the sale pursuant to the Common Stock Purchase Agreement, Inland Holdings has represented to Inland that it owns of record and beneficially 297,196 shares of Common Stock, representing approximately 10.3% of the issued and outstanding shares of Common Stock of Inland.

     According to the Hampton 13D, pursuant to a Series E Preferred Stock Purchase Agreement (the "Series E Preferred Stock Purchase Agreement"), dated as of August 2, 2001, by and between Hampton Investments and Inland Holdings, on August 2, 2001 Hampton Investments sold its 121,973 shares of Inland's Series E Preferred Stock (the "Series E Preferred Stock") to Inland Holdings for $2,000,000. The foregoing description of the Series E Preferred Stock Purchase Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

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     Pursuant to a Termination Agreement (the "Hampton Termination Agreement")
between Hampton Investments and Inland, dated as of August 2, 2001, on August 2, 2001 all warrants, rights and options to purchase Common Stock held by Hampton Investments and its affiliates were terminated. The foregoing description of the Hampton Termination Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     Pursuant to a Termination Agreement (the "TCW Termination Agreement") between Inland Holdings and Inland, dated as of August 2, 2001, on August 2, 2001 all warrants, rights and options to purchase Common Stock held by Inland Holdings were terminated. The foregoing description of the TCW Termination Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     Pursuant to an Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), dated as of August 2, 2001, by and among Inland Holdings, Inland and Hampton Investments, Inland granted certain demand and piggyback registration rights to Hampton Investments and Inland Holdings in respect of Common Stock held by them. Under that Agreement, Hampton Investments may require Inland to effect three demand registrations and Inland Holdings may require Inland to effect one demand registration. Each of Inland Holdings and Hampton Investments is entitled to include their shares on any registration statement filed by Inland under the Securities Act of 1933, subject to standard underwriters' kick-out clauses and other conditions. The foregoing description of the Registration Rights Agreement is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     Inland, Inland Holdings and Hampton Investments entered into an Amended and Restated Shareholders Agreement (the "Shareholders Agreement"), dated as of August 2, 2001, providing for, among other things: (i) certain restrictions on the transfer of the Common Stock; (ii) certain "tag-along" rights for the benefit of Inland Holdings and its affiliates; (iii) certain "drag-along" rights in favor of Hampton Investments; (iv) the preemptive rights described below; and
(v) the Board representation rights described below.

     Subject to certain exceptions, under the Shareholders Agreement, each of Inland Holdings and Hampton Investments has been granted the right to purchase its pro rata share of any capital stock of Inland which Inland proposes to sell and issue in the future. The preemptive rights granted to Inland Holdings will terminate at such time that (i) Inland Holdings and its affiliate transferees collectively own less than 50% of the Common Stock held by them as of the date of the Shareholders Agreement or (ii) as a result of the failure by Inland Holdings and its affiliate transferees on one or more occasions to exercise their preemptive rights, and/or the transfer by them of the Common Stock held by them as of the date of the Shareholders Agreement, Inland Holdings and its affiliates collectively own shares of Common Stock constituting less than 4% of the Common Stock then outstanding.

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     Pursuant to the Shareholders Agreement, Inland Holdings and Hampton
Investments and their respective affiliates agree to vote to ensure that (i) the Company and Subsidiary Boards (defined below) each consist of six members, subject to certain exceptions, (ii) as long as Hampton Investments and its affiliates hold at least a majority of the Common Stock of the Company, Hampton Investments and its affiliates have the right to appoint at least two members to the Company and Subsidiary Boards or, if greater, at least one third of the members of each such Board, and (iii) as long as the provisions in the Exchange and Note Issuance Agreement (defined below) relating to board representation, as described below, are applicable, the Requisite Holders (defined below) have the right to have one or more individuals designated for election to, and be elected to, the Company and Subsidiary Boards as provided in such provisions.

     The Shareholders Agreement provides that only members of the Board who are not employees, affiliates, or employees of affiliates of Hampton Investments or Inland Holdings are entitled to receive compensation at such levels as the Company and Subsidiary Boards may determine from time to time. Pursuant to such Agreement, any member of the Company and Subsidiary Boards designated by the Requisite Holders shall be entitled to receive reimbursement of reasonable travel and other expenses at a level not less than that received by other members of the Boards. Hampton Investments has the right to have the director designated by it, and Inland Holdings has the right to have the director or observer(s) designated by the Requisite Holders, to be appointed to all committees established by Inland or its subsidiaries, including, without limitation the audit committee.

     The Shareholders Agreement will terminate when (i) Common Stock is no longer held by Hampton Investments, Inland Holdings or their respective affiliates and (ii) no TCW Sub Notes (defined below) are outstanding.

     The foregoing description of the Shareholders Agreement is only a summary thereof and is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     As described above, pursuant to the Shareholders Agreement, Inland Holdings and Hampton Investments and their respective affiliates have agreed to vote to ensure that the Requisite Holders have the following board representation rights. Pursuant to an Exchange and Note Issuance Agreement (the "Exchange and
Note Issuance Agreement"), dated as of August 2, 2001, by and among Inland, Inland Production Company ("Production") and Inland Holdings, the holders (the "Requisite Holders") of 51% of the aggregate principal amount of subordinated notes of Inland issued thereunder (the "TCW Sub Notes") have the right to designate either (A) one member to each of the respective Boards of Directors of Inland and each of its subsidiaries (the "Company and Subsidiary Boards") and one observer to each of the Company and Subsidiary Boards or (B) up to two observers to each of the Company and Subsidiary Boards. Any person so designated that becomes a member of any such Board will have a term that automatically expires at such time as the TCW Sub Notes are repaid in full. In addition, for every two calendar quarters in which interest on the TCW Sub Notes is not paid in full, the Requisite Holders have the right to designate an additional director to each of the Company and Subsidiary Boards, not to exceed a total of four directors for each such

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Board that is comprised of not greater than six members. Any person so designated that becomes a member of any such Board will have a term that automatically expires at such time as the unpaid interest is paid in full. The Exchange and Note Issuance Agreement also provides that upon the occurrence and continuation of specified events of default thereunder, the Requisite Holders have the right to designate an additional director to each of the Company and Subsidiary Boards for each 90 day period after the occurrence of such event of default until cured or waived, not to exceed a total of four directors for each such Board that is comprised of not greater than six members. Any person so designated that becomes a member of any such Board will have a term that automatically expires upon the date such event of default is cured or waived. In connection with these rights to cause a director to be designated to the Company and Subsidiary Boards, the Company amended its bylaws to provide that such designated directors have a term that will automatically expire as provided in the Exchange and Note Issuance Agreement.

     In connection with the Exchange and Note Issuance Agreement, Inland Holdings exchanged 10,757,747 shares of Series D Preferred Stock of Inland and 121,973 shares of Series E Preferred Stock of Inland for the TCW Sub Notes in the original principal amount of $98,968,964 and for a $2 million dollar payment by Inland to Inland Holdings. Inland cancelled the Series D Preferred Stock and the Series E Preferred Stock and no longer has any outstanding shares of preferred stock. The TCW Sub Notes bear interest at a rate of 11% per annum, compounded quarterly, and the principal balance is payable in installments of one-third of the aggregate original principal amount commencing on the earlier of (i) the first December 30 after the repayment in full of Inland's senior bank indebtedness, or (ii) December 30, 2007, and on the first and second anniversaries thereof. Interest payments will be made quarterly, commencing on the earlier of September 30, 2005 or the end of the first calendar quarter after Inland's senior bank indebtedness has been reduced to $40 million or less, subject to both bank and senior subordination agreements.

     The foregoing description of the Exchange and Note Issuance Agreement is only a summary thereof and is qualified in its entirety by the specific terms of such Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

     In connection with the transactions described above, subject to compliance with Rule 14f-1 under the Securities Exchange Act of 1934, as amended, Arthur J. Pasmas, Steven R. Kamen and Dewey Stringer III were designated as directors of the Company and Subsidiary Boards, and Mr. Pasmas was named Chairman of such Boards.

     John D. Lomax and T Brooke Farnsworth resigned as members of the Company and Subsidiary Boards on August 2, 2001.

     In connection with the transactions described above, Inland received an opinion from First Albany Corporation, an independent investment banking firm, that the transactions described in this Report were fair, from a financial point of view, to Inland.

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Item 5.   Other Events.
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     On August 2, 2001, Inland and Production entered into (i) a Senior
Subordinated Note Purchase Agreement ("Senior Sub Note Agreement") with SOLVation Inc., an affiliate of Hampton Investments ("SOLVation"), and (ii) a Junior Subordinated Note Purchase Agreement (the "Junior Sub Note Agreement") with SOLVation. Under the Senior Sub Note Agreement, the Company borrowed $5 million from SOLVation and issued its Senior Sub Notes to SOLVation. Under the Junior Sub Note Agreement, Inland borrowed $5 million from SOLVation and issued its Junior Sub Notes to SOLVation. The Senior Sub Notes bear interest at a rate of 11% per annum, compounded quarterly, and the principal is payable on July 1, 2007, provided, however, principal and interest payments in equal amounts are required to be paid if any principal or interest payment is made on the TCW Sub Notes. The Junior Sub Notes bear interest at a rate of 11% per annum, compounded quarterly, and the principal is payable on the earlier of (i) 120 days after payment in full of the TCW Sub Notes or (ii) March 31, 2010.

     The Senior Sub Notes rank in priority ahead of the TCW Sub Notes and the Junior Sub Notes. The TCW Sub Notes rank in priority ahead of the Junior Sub Notes. The holders of the Senior Sub Notes, TCW Sub Notes and Junior Sub Notes have entered into subordination agreements with each other and with the senior lenders of Inland providing for priority and ranking of the respective indebtedness and collection and payment matters related thereto under various scenarios, including default scenarios.

     One of the conditions to the closing of the transactions contemplated by the Exchange and Note Issuance Agreement, Senior Sub Note Agreement and Junior Sub Note Agreement was that Inland's senior lenders would enter into a restructuring of the senior credit facility acceptable to Holdings, SOLVation, Inland and Production. As a result, effective as of July 31, 2001, Inland and Production entered into the Sixth Amendment (the "Sixth Amendment") to the Second Amended and Restated Credit Agreement (the "Senior Credit Agreement") with Fortis Capital Corp. and U.S. Bank National Association (the "Senior Lenders") pursuant to which the Senior Lenders agreed, among other things, to reconfirm the borrowing base under the Senior Credit Agreement at $83.5 million, extend the revolving credit date to June 30, 2004, at which time the principal balance will be payable in twelve equal quarterly installments, with the first quarterly installment due on September 30, 2004 and with the final payment due on June 30, 2007. The Senior Lenders also consented to the various transactions described in Item 1. At July 31, 2001, the outstanding principal balance under the Senior Credit Agreement was $83.5 million. Interest accrues, at Productions' option, at either (i) 2% above the prime rate or (ii) between 2.25% and 3.25% above the LIBOR rate, based on the ratio of Production's Senior Debt to EBITDA. At July 31, 2001, all $83.5 million outstanding principal was under the LIBOR option at an effective rate of 8.04% through August 27, 2001. The borrowing base will be redetermined on March 31, 2002 and thereafter on each October 1 and April 1. Upon redetermination, if the borrowing base is lower than the outstanding principal balance then drawn, Production must immediately pay the difference. Production paid an amendment fee of $313,125 to the Senior Lenders at closing. The Senior Credit Agreement continues to contain standard affirmative, negative and financial covenants.

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Item 7.   Financial Statements and Exhibits
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(c)       Exhibits  - The following exhibits are filed herewith:

    3.1   Amended and Restated Bylaws, as amended through August 2, 2001.

    4.1 Sixth Amendment to Second Amended and Restated Credit Agreement dated July 31, 2001, between Inland, Production, Fortis Capital Corp. and U.S. Bank National Association (without exhibits or schedules).

    10.1 Common Stock Purchase Agreement dated August 2, 2001 by and between Inland Holdings and Hampton Investments (without exhibits or schedules).

    10.2 Contribution Agreement dated August 2, 2001 by and among Hampton Holdings, Pengo, SEP, the Smith individuals and Hampton Investments.

    10.3 Series E Preferred Stock Purchase Agreement dated as of August 2, 2001 by and between Hampton Investments and Inland Holdings (without exhibits or schedules).

    10.4 Termination Agreement dated as of August 2, 2001 by and between Hampton Investments and Inland (without exhibits or schedules).

    10.5 Exchange and Note Issuance Agreement dated as of August 2, 2001 by and among Inland, Production and Inland Holdings (without exhibits or schedules).

    10.6 Termination Agreement dated as of August 2, 2001 by and among Inland and Inland Holdings (without exhibits or schedules).

    10.7 Amended and Restated Registration Rights Agreement dated as of August 2, 2001 by and among Inland, Inland Holdings and Hampton Investments (without exhibits or schedules).

    10.8 Amended and Restated Shareholders Agreement dated as of August 2, 2001 by and among Inland, Inland Holdings and Hampton Investments (without exhibits or schedules).

    10.9 Senior Subordinated Note Purchase Agreement dated as of August 2, 2001 by and among Inland, Production and SOLVation (without exhibits or schedules).

    10.10 Junior Subordinated Note Purchase Agreement dated as of August 2, 2001 by and among Inland, Production and SOLVation (without exhibits or schedules).

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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2001

                                    INLAND RESOURCES INC.

                                    By: \s\ Marc MacAluso
                                        ------------------------------------
                                        Marc MacAluso, Chief Executive
                                        Officer

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